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AMENDED AND RESTATED BYLAWS

OF

ZEROS & ONES, INC.,
a Nevada corporation

ARTICLE ONE

OFFICES

    Section 1.  The registered office of Zeros & Ones, (the "Corporation") shall be maintained at such place as the Board of Directors shall determine from time to time.

    Section 2.  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time time determine or the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF STOCKHOLDERS

    Section 1.  Any meeting of the stockholders (whether annual or special) for the election of directors or for any other purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the written notice of the meeting or in a duly executed waiver of notice thereof. Such meetings may be held by means of conference telephone or similar method of communication by which all persons participating can hear each other.

    Section 2.  An annual meeting of stockholders shall be held on the second Thursday of July commencing in 2001 (unless that day is a legal holiday, in which event the annual meeting will be held on the next succeeding business day) at the principal place of business of the Corporation in the State of Nevada, or on such other date and at such other place as the Board of Directors may specify, within or without the State of Nevada, at which meeting the stockholders entitled to vote shall elect a Board of Directors and shall transact such other business as may properly be brought before the meeting.

    Section 3.  Written notice of the annual meeting of the stockholders shall be delivered personally or mailed postage prepaid to each stockholder of record entitled to vote thereat, not less than ten days, but no more than sixty days, before the meeting. The written notice of the annual meeting must state the purpose or purposes for which the meeting is called and the time and the place of the meeting.

    Section 4.  The officer who has charge of the stock transfer books of the Corporation shall prepare and make a complete record of the stockholders entitled to vote at each meeting of the stockholders, arranged in alphabetical order with the residence of and the number of voting shares held by each. Such record shall be produced and kept open at the time and place of the meeting during the whole time thereof and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

    Section 5.  A special meeting of the stockholders, for any purpose or purposes, unless otherwise provided by statute or by the Articles of Incorporation, may be called by the Chairman of the Board of Directors or the Chief Executive Officer and shall be called by the Chairman of the Board of Directors or the Chief Executive Officer at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders holding at least a majority of the voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting.

    Section 6.  Written notice of a special meeting of stockholders, stating the purpose or purposes for which the meeting is called and the time and place of the special meeting and object thereof, shall be given to each stockholder entitled to vote thereat, not less than ten days (but no more than sixty days) before the date fixed for the meeting.

    Section 7.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

    Section 8.  Stockholders holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote on any matter to be considered thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

    Section 9.  When a quorum is present at any meeting, the vote of the stockholders who hold at least a majority of the voting power present at the meeting in person or by proxy, is the act of the stockholders, unless the question is one upon which, by express provision of statute or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decisions of such question.

    Section 10.  Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder, except as may otherwise be specified in the Articles of Incorporation. The Board of Directors may establish such reasonable record dates for determining stockholders entitled to notice of a meeting and to vote thereat, and for other purposes, as may be consistent with applicable law, as contemplated by Article Six, Section 5 hereof. No proxy shall be valid after the expiration of six (6) months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven (7) years from the date of its execution.

    Section 11.  Any action which may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power provided, (a) that if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required; and (b) that this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in any application, statute, rule of law, regulation, ordinance, or contract. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

ARTICLE THREE

DIRECTORS

    Section 1.  The number of directors shall be fixed from time to time by the Board of Directors of the Corporation. The initial Board of Directors will consist of four members. The directors shall be elected by plurality vote at the annual meeting of stockholders, or by the written consent of a majority of stockholders, except as provided in Section 2 of this Article. Each director elected shall hold office until his or her successor is elected unless removed from office by a vote of the stockholders as described below. Directors need not by stockholders. Subject to the limitations imposed by applicable law, any director may be removed from office by the vote of stockholders representing not less than a majority of the voting power of the issued and outstanding stock entitled to voting power, at any time, with or without cause.

    Section 2.  Vacancies, by death, resignation, removal, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filed by a majority of the director(s) then in office. The director(s) so chosen shall hold office until the next annual election and until their successors are duly elected and qualify, unless sooner replaced.

    Section 3.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

    Section 4.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Nevada. Such meetings may be held by means of conference telephone or other similar communications equipment pursuant to which all persons participating in the meeting can hear all of the other parties at the meeting. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

    Section 5.  The first meeting of each newly elected Board of Directors shall be held at the same place as, and immediately after, the annual meeting of stockholders. No notice of the meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. If the meeting is not held at such time and place, or in the event a written consent of a majority of stockholders is filed in lieu of the annual meeting of stockholders, the meeting may be held at such time and place as is specified in the notice given as provided below for special meetings of the Board of Directors, or as specified in a written waiver signed by all of the directors.

    Section 6.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as is from time to time determined by the Board of Directors.

    Section 7.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or Chief Executive Officer and shall also be called by the Secretary upon the written request of a majority of the Board of Directors. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight hours before the time of the meeting.

    Section 8.  At all meetings of the Board of Directors, a majority of the total number of directors at a meeting duly assembled shall constitute a quorum for the transaction of business, and the act of directors holding a majority of the voting power of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

    Section 9.  Any action required or permitted to be taken at a meeting of directors may be taken without a meeting if a written consent thereto is signed by all directors. The written consent must be filed with the minutes of proceedings of the Board of Directors.

COMMITTEES OF DIRECTORS

    Section 10.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation and may include other natural persons that are not directors but who are otherwise qualified to serve as director, which (to the extent provided in the resolution, subject to applicable law) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

    Section 11.  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

    Section 12.  The directors may be paid their expenses, if any, of attending meetings of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or stated salaries as directors and/or may be granted Corporation stock or stock options under any appropriately approved Corporation stock option plan(s). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation thereof. Members or standing committees may similarly be allowed compensation for attending committee meetings.

ARTICLE FOUR

NOTICES

    Section 1.  Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed postage prepaid to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given three days after it is mailed, postage prepaid, to such addresses. Notice to directors may also be given by telegram, facsimile transmission, or telephone.

    Section 2.  Any notice required to be given under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws may be waived in writing, either before or after the event requiring such notice, if the waiver is signed by the person or persons entitled to said notice.

ARTICLE FIVE

OFFICERS

    Section 1.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a president, a secretary, and a treasurer. The Board of Directors may also choose a Chairman of the Board of Directors, one or more vice presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person.

    Section 2.  The Board of Directors at its first meeting and after each annual meeting of stockholders (or pursuant to a unanimous written consent in lieu thereof) shall choose a president, a secretary, and a treasurer. No officer need be a member of the Board of Directors.

    Section 3.  The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as are determined from time to time by the Board of Directors.

    Section 4.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or an officer or officers of the Corporation who are designated to do so by the Board of Directors.

    Section 5.  The officers of the Corporation shall hold office until their successors are chosen by the Board of Directors or an officer of the Corporation designated by the Board of Directors, unless removed from office by the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors until a successor is chosen by the Board of Directors or an officer of the Corporation designated by the Board of Directors.

CHAIRMAN OF THE BOARD OF DIRECTORS; CHIEF EXECUTIVE OFFICER; PRESIDENT

    Section 6.  The Chairman of the Board of Directors of the Corporation shall preside at all meetings of the stockholders and, if there is no Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors shall be ex-officio a member of all standing committees, and the Chief Executive Officer and President shall have general and active management of the business of the Corporation.

    Section 7.  The Chief Executive Officer and/or the President, and/or a Vice President designated by either of them may execute all bonds, mortgages, and other contracts in the ordinary course of the business of the Corporation and such other bonds, mortgages, and other contracts as are delegated from time to time by the Board of Directors. Unless the Board of Directors specifies otherwise, the Chief Executive Officer shall have authority to vote (or grant a proxy with respect to) any securities held or owned by the Corporation.

    Section 8.  If the Board of Directors elects a Chairman of the Board of Directors who is not also the Chief Executive Officer, the Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and shall have all the powers of the Chief Executive Officer in the Chief Executive Officer's absence or inability to act and such other powers as the Board of Directors shall designate.

THE VICE PRESIDENTS

    Section 9.  The Vice Presidents, in the order of their seniority, with seniority to be deemed measured by base salary with a higher base salary being deemed be more senior, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, President and Chairman of the Board of Directors, perform the duties and exercise the powers of the Chief Executive Officer and the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

    Section 10.  The Secretary and/or an Assistant Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of such meetings in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, required notices of all meetings of the stockholders and the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, President, or Chief Executive Officer, under whose supervision he or she shall be. The Secretary shall keep in safe custody the seal of the Corporation, if any, and, if there is a seal of the Corporation, when authorized by the Board of Directors, shall affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    Section 11.  The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

    Section 12.  The Treasurer shall be the Chief Financial Officer and shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    Section 13.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions of the Treasurer and of the financial condition of the Corporation.

    Section 14.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed regularly) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Treasurer and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his or her possession or under the Treasurers control belonging to the Corporation.

    Section 15.  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE SIX

CERTIFICATES OF STOCK

    Section 1.  Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer, President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by the stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the voting powers, qualifications, limitations, restrictions, designations, preferences, and relative rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of a certificate a statement directing the stockholder, officer, or agent of the Corporation to furnish such a summary or description without charge upon written request by any stockholder.

    Section 2.  Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any Chief Executive Officer, President, Vice President, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary may be by facsimile. In case any officer or officers who have signed or whose facsimile signature or signatures have been used on any such certificate or certificates ceases to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed

ARTICLE SEVEN

GENERAL PROVISIONS

DISTRIBUTIONS

    Section 1.  Distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation (or of any resolution of the Board of Directors establishing any series of any class of stock adopted pursuant to the provisions of the Articles of Incorporation), if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and applicable law.

    Section 2.  Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, to equalize distributions, or to repair or maintain any property of the Corporation, and for such other purpose as the directors determine to be in the best interests of the Corporation. The directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

    Section 3.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

    Section 4.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

    Section 5.  The corporate seal, if there is one, shall have inscribed thereon the name of the Corporation, the year of its organization, and the words "Corporate Seal, Nevada." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

LOANS TO DIRECTORS, OFFICERS, OR EMPLOYEES

    Section 6.  The Board of Directors may authorize the Corporation to make a loan to any director, officer or employee of the Corporation (including any director who is also an employee), or to guarantee indebtedness of or otherwise use its credit to assist such director, officer or employee, if the Board of Directors determines that the same may reasonably be expected to benefit the Corporation. Any resolution properly adopted by the Board of Directors authorizing a loan to any director, officer or employee by the Corporation (or authorizing any such guarantee or use of credit) shall conclusively evidence such a determination by the Board of Directors.

INTERPRETATIONS

    Section 7.  To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vise versa.

    Section 8.  Captions used in these Bylaws are for convenience only and are not a part of these Bylaws. Said captions shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

ARTICLE EIGHT

INDEMNIFICATION

    Section 1.  The Company will indemnify and hold harmless its directors and officers from any liability or damage incurred by them as a result of the performance of their duties to the Company within the scope of their authority, or because of their position as officers and directors of the Company, to the maximum extent permitted by and subject to the limitations of applicable state and federal law. The Company is also authorized to enter into separate indemnification agreements with its officers and directors in accordance with any resolution duly adopted by the Company's Board of Directors.

ARTICLE NINE

AMENDMENTS

    Section 1.  These Bylaws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration or repeal is contained in the notice of such special meeting, by the affirmative vote of the holders of a majority of the outstanding voting stock of the Corporation or by a majority of the whole Board of Directors.

ADOPTED AS OF THIS 31ST DAY OF JULY 2000.

/s/ STEVE SCHKLAIR Steve Schklair, Secretary
/s/ ROBERT HOLTZ Robert Holtz, President
/s/ WILLIAM BURNSED William Burnsed, Director
/s/ BERNIE BUTLER-SMITH Bernie Butler-Smith, Director

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AMENDED AND RESTATED BYLAWS OF ZEROS & ONES, INC., a Nevada corporation
ARTICLE ONE OFFICES
ARTICLE TWO MEETINGS OF STOCKHOLDERS
ARTICLE THREE DIRECTORS
ARTICLE FOUR NOTICES
ARTICLE FIVE OFFICERS
ARTICLE SIX CERTIFICATES OF STOCK
ARTICLE SEVEN GENERAL PROVISIONS DISTRIBUTIONS
ARTICLE EIGHT INDEMNIFICATION
ARTICLE NINE AMENDMENTS